SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             JUSTIN INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

Texas                                                     75-0102185
(State or Other Jurisdiction of                           (I.R.S. Employer
Incorporation of Organization)                            Identification No.)

2821 West Seventh Street, Fort Worth, Texas                76107
(Address of Principal Executive Offices)                  (Zip Code)

             JUSTIN INDUSTRIES, INC. 1999 PERFORMANCE INCENTIVE PLAN
                            (Full Title of the Plan)


                                Richard J. Savitz
                              Senior Vice President
                             Justin Industries, Inc.
                            2821 West Seventh Street
                            Fort Worth, Texas  76107
                     (Name and Address of Agent for Service)

                                 (817) 336-5125
          (Telephone Number, Including Area Code, of Agent for Service)

                ------------------------------------------------








                         CALCULATION OF REGISTRATION FEE


                              Proposed       Proposed
  Title of                    Maximum        Maximum
Securities      Amount        Offering       Aggregate      Amount of
  to be          to be        Price Per      Offering       Registration
Registered     Registered     Share (1)      Price (1)      Fee (1)

Common Stock,  1,000,000      $12.53         $12,531,250    $3,484
par value $2.50
(including associated
common stock
purchase rights)

(1) Pursuant to Rules 457(c) and (h), estimated solely on the basis of the average of the high and low sales price as reported on the Nasdaq National Market System for April 16, 1999, in accordance with Rule 457(c) and (h) of the Securities Act of 1933.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.

     The following documents, which are on file with the Securities and Exchange Commission, are incorporated by reference in this registration statement:

 (a) the Registrant's annual report on Form 10-K, dated March 27, 1999, for the fiscal year ended December 31, 1998;

 (b) no reports have been filed, nor were required to be filed, by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the documents of the Company referred to in (a) above;

 (c) the description of the Registrant's Common Stock as contained in the Company's registration statement on Form 10 dated April 24, 1968, as amended by Amendment No. 1 to Form 10 on Form 8 dated April 27, 1993; and

 (d) the description of the Registrant's Common Stock Purchase Rights contained in the Company's registration statement on Form 8-A dated October 6, 1989, as amended by Amendment No. 1 to Form 8-A dated October 4, 1990.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the securities offered have been sold or which deregisters all securities than remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

    Legal matters in connection with the Common Stock being offered hereunder have been passed upon for the registrant by Kelly, Hart & Hallman, a professional corporation. Dee J. Kelly, a director of the Company, is a shareholder and director of such law firm. Mr. Kelly owns 251,046 shares of the Company's Common Stock of record and beneficially; 91,914 shares are owned by the Dee Kelly Corporation, with respect to which Mr. Kelly disclaims beneficial ownership of 30% or 27,574 shares by virtue of the equity interest of Mr. Kelly's three children in this corporation. In addition, Mr. Kelly presently holds 9,000 shares of exercisable stock options.

Item 6.   Indemnification of Directors and Officers.

     Article 2.02A(16) of the Texas Business Corporation Act, as amended (the "TBCA"), empowers the registrant to indemnify its directors, officers, employees and agents in a variety of circumstances and to purchase and maintain liability insurance for those persons, but only to the extent permitted by Article 2.02-1 of the TBCA. Article 2.02-1 of the TBCA, in turn, provides that a corporation may indemnify any person who was, is or is threatened to be made a party to any suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative because the person is or was a director of the registrant or is or was serving at its request in the same or another capacity in another corporation or business association against judgments, penalties, fines, settlements and reasonable expenses actually incurred if it is determined: (i) that the person conducted himself in good faith, (ii) that the person reasonably believed his conduct, with respect to his official capacity, was in the best interests of the registrant, and (iii) in the case of any criminal proceeding, that the person had no reasonable cause to believe his conduct was unlawful.

     The registrant's Articles of Incorporation, as amended, contain a provision that limits directors' liability. The provision eliminates, to the fullest extent permitted by the TBCA, the Texas Miscellaneous Corporation Laws Act or other applicable laws, a director's liability to the registrant or its shareholders for monetary damages for an act or omission in the director's capacity as a director. The TBCA provides that this provision may not eliminate a director's liability to the extent the director is found liable for (i) a breach of the director's duty of loyalty to the registrant or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the registrant or an act or omission that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office or
(iv) an act or omission for which the liability of a director is expressly provided by applicable statute. The provision of the Articles of Incorporation does not limit liability of officers or of directors acting in their capacities as officers.

    The registrant's bylaws provide that the registrant must indemnify directors and officers against liabilities incurred in their capacities as such. These provisions (i) require that such indemnification be provided, making indemnification mandatory where, under the TBCA, it would otherwise be discretionary and (ii) require advancement of expenses incurred in defending any proceeding if the director or officer seeking such advances provides an undertaking to repay all amounts so advanced if it ultimately is determined that he is not entitled to be indemnified.

     The Company has purchased directors' and officers' liability insurance policies. Within the limits of their coverage, the policies insure (i) the directors and officers of the Company and its subsidiaries against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by the Company and (ii) the Company to the extent that it indemnifies such directors and officers for losses as permitted under the laws of the State of Texas.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

      4.1 Articles of Incorporation of the registrant, as amended on April 27, 1993 (incorporated by reference to the registrant's Registration Statement on Form S-8 dated April 27, 1993)

     4.2 By-laws of the registrant, as amended (incorporated by reference to the registrant's Current Report on Form 8-K dated September 7, 1990)

     4.3 Rights Agreement dated as of October 6, 1989 between the registrant and Team Bank, N.A., as Rights Agent (incorporated by reference to the registrant's Registration Statement on Form 8-A dated October 6, 1989)

     4.4 First Amendment to Rights Agreement dated as of October 4, 1990 between the registrant and Society National Bank, as successor Rights Agent (incorporated by reference to the registrant's Amendment No. 1 on Form 8 to Registration Statement on Form 8-A dated October 4, 1990)

     5.   Opinion of Kelly, Hart & Hallman

     23.1 Consent of Ernst & Young LLP

     23.2 Consent of Kelly, Hart & Hallman (included in their opinion filed as
          Exhibit 5)

     99.1 Registrant's Justin Industries, Inc. 1999 Performance Incentive Plan (incorporated by reference from the Company's definitive proxy statement for the Annual Meeting of Shareholders held on April 16, 1999)

Item 9.   Undertakings.

     (a)  The undersigned registrant hereby undertakes:

 (1) To file, during any period in which offers or sales are being made a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on April 16, 1999.

                              JUSTIN INDUSTRIES, INC.

                              By:  /s/ J.T. Dickenson
                                    J. T. Dickenson
                                    President and Chief Executive Officer

                                    April 16, 1999

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints John Justin, J. T. Dickenson, Richard J. Savitz and Judy B. Hunter, and each of them, any one of whom may act without the joinder of the others, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below all amendments to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

     Signature                Title                    Date


/s/ John Justin               Director                      April 16, 1999
John Justin


/s/ J.T. Dickenson            Director, President           April 16, 1999
J. T. Dickenson               and Chief Executive Officer


/s/ Richard J. Savitz         Senior Vice President,        April 16, 1999
Richard J. Savitz             Principal Financial and
                              Accounting Officer

/s/ Marvin Gearhart           Director                       April 16, 1999
Marvin Gearhart


/s/ Robert E. Glaze           Director                       April 16, 1999
Robert E. Glaze


/s/ Dee J. Kelly              Director                       April 16, 1999
Dee J. Kelly


/s/ Joseph R. Musolino        Director                       April 16, 1999
Joseph R. Musolino


/s/ John V. Roach             Director and
John V. Roach                 Chairman of the Board           April 16, 1999



/s/ William E. Tucker         Director                        April 16, 1999
William E. Tucker

                             JUSTIN INDUSTRIES, INC.

                                INDEX TO EXHIBITS

Exhibit No.         Description                                       Page*

4.1 Articles of Incorporation of the registrant, as amended N/A on April 27, 1993 (incorporated by reference to the registrant's Registration Statement on Form S-8 dated
               April 27, 1993)

4.2            By-Laws of the registrant, as amended (incorporated by   N/A
               reference to the registrant's Current Report on Form 8-K dated September 7, 1990)

4.3            Rights Agreement dated as of October 6, 1989 between     N/A
               the registrant and Team Bank, N.A., as Rights Agent (incorporated by reference to the registrant's Registration Statement on Form 8-A dated October 10, 1989)

4.4            First Amendment to Rights Agreement dated as of          N/A
               October 4, 1990 between the registrant and Society
               National Bank, as successor Rights Agent (incorporated by reference to the registrant's Amendment No. 1 on Form 8 to Registration Statement on Form 8-A dated
               October 4, 1990)

5              Opinion of Kelly, Hart & Hallman                         N/A

23.1           Consent of Ernst & Young LLP                             N/A

23.2           Consent of Kelly, Hart & Hallman (included in their      N/A
               opinion filed as Exhibit 5)

99.1           Justin Industries, Inc. 1999 Performance Incentive       N/A
               Plan (incorporated by reference to the Company's definitive proxy statement for the Annual Meeting of Shareholders held April 16, 1999)

* The page numbers where exhibits (other than those incorporated by reference) can be found are indicated only on the manually signed registration statement.